Exhibit 99.4

Trammell Crow Company
Summarized Operating Data by Segment
(in thousands)

			(UNAUDITED)
	For the Year Ended December 31,		For the Three Months Ended December 31,
	2004	2003	2004	2003
	(A)	(A)		(A)
Global Services:
Total revenues	$710,845	$649,617	$217,761	$185,067
Operating costs and expenses	682,735	628,234	201,239	174,054
Operating income	28,110	21,383	16,522	11,013
Interest and other income	1,424	863	320	318
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	29,534	22,246	16,842	11,331
Minority interest, before income taxes	560	675	57	187
Income from investments in unconsolidated subsidiaries, before income taxes	7,252	3,913	2,440	2,448
Income from continuing operations, before income taxes	37,346	26,834	19,339	13,966
Income from discontinued operations, before income taxes	946	376	920	123
Income before income taxes	38,292	27,210	20,259	14,089
Depreciation and amortization	9,314	14,894	2,102	3,012
Interest	622	1,755	231	269
EBITDA (B)	$48,228	$43,859	$22,592	$17,370

Development and Investment:
Total revenues	$67,581	$55,929	$30,741	$24,158
Operating costs and expenses	76,115	62,947	29,746	19,542
Operating income (loss)	(8,534)	(7,018)	995	4,616
Interest and other income	1,384	1,420	356	926
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(7,150)	(5,598)	1,351	5,542
Minority interest, before income taxes	(5,406)	1,395	(5,268)	(1,520)
Income from investments in unconsolidated subsidiaries, before income taxes	10,437	12,637	1,234	5,382
Income (loss) from continuing operations, before income taxes	(2,119)	8,434	(2,683)	9,404
Income (loss) from discontinued operations, before income taxes	26,900	(254)	26,755	1,256
Income before income taxes	24,781	8,180	24,072	10,660
Depreciation and amortization (C)	2,290	2,102	605	593
Interest (D)	4,208	5,614	1,194	1,106
EBITDA (B)	$31,279	$15,896	$25,871	$12,359

Total:
Total revenues	$778,426	$705,546	$248,502	$209,225
Operating costs and expenses	758,850	691,181	230,985	193,596
Operating income	19,576	14,365	17,517	15,629
Interest and other income	2,808	2,283	676	1,244
Income from continuing operations before income taxes, minority interest interest and income from investments in unconsolidated subsidiaries	22,384	16,648	18,193	16,873
Minority interest, before income taxes	(4,846)	2,070	(5,211)	(1,333)
Income from investments in unconsolidated subsidiaries, before income taxes	17,689	16,550	3,674	7,830
Income from continuing operations, before income taxes	35,227	35,268	16,656	23,370
Income from discontinued operations, before income taxes	27,846	122	27,675	1,379
Income before income taxes	63,073	35,390	44,331	24,749
Depreciation and amortization (C)	11,604	16,996	2,707	3,605
Interest (D)	4,830	7,369	1,425	1,375
EBITDA (B)	$79,507	$59,755	$48,463	$29,729

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the nine months ended September 30, 2004, and for the three months and year ended December 31, 2003, have been reclassified to conform to the presentation for the three months ended December 31, 2004. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with United States generally accepted accounting principles (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C) Includes depreciation and amortization related to discontinued operations of $0 and $90 for the three months and year ended December 31, 2004, respectively, and $79 and $218 for the three months and year ended December 31, 2003, respectively.

(D)  Includes interest related to discontinued operations of $28 and $257 for the three months and year ended December 31, 2004, respectively, and $378 and $1,281 for the three months and year ended December 31, 2003, respectively.